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                                                                      EXHIBIT 10


          EMPLOYMENT AGREEMENT, dated as of February 3, 1997, between Physician Support Systems, Inc., a Delaware corporation (the "Company"), and Hamid Mirafzali (the "Employee").

          The Company is acquiring all of the issued and outstanding capital stock of Physerv Solutions, Inc., a Michigan corporation ("PSI") in a purchase transaction involving the Company, PSI Acquisition Corp., a Michigan corporation and wholly-owned subsidiary of PSS, and the shareholders of PSI (the "Purchase"). Employee acknowledges and agrees that this Agreement is being entered into in connection with the sale of all of his shares of capital of PSI.

          The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

          As a material inducement to the Company to consummate the Purchase, the Company desires that Employee enter into the covenants set forth in Section 5 hereof, and Employee agrees to enter into such covenants. Employee's execution of this Agreement is a condition to the Company's obligation to consummate the Purchase.

          Based upon the mutual covenants and consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          Section 1.  Duties.
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          1.1.  Scope.  (a) During the Employment Period (defined below),
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Employee shall perform senior management services as Director of National
Anesthesia Services requiring substantially the same time commitment and encompassing substantially the same responsibilities as Employee has, in good faith and in the ordinary course of business, performed for PSI prior to the Purchase, shall, along with other management staff of the Company and its affiliates, perform transition and integration services in connection with the acquisition of PSI by the Company, and shall perform such other services as Employee and PSI may, from time to time, agree (collectively, the "PSI Services"). During the Employment Period, Employee shall hold the office of President and Chief Executive Officer of PSI, and in such capacity will have the authority to make personnel decisions (including hiring and dismissal) with respect to the employees of PSI. During the Employment Period, in the performance of the PSI Services, Employee shall report to and be subject to the authority of the Board of Directors of PSI (the "PSI Board").

          (b) During the Employment Period, Employee shall also hold the office of President and Chief Executive Officer of Spring Anesthesia Group, Inc., a California corporation and subsidiary of the Company ("Spring"), shall perform senior management services with respect to Spring, and shall perform such other services as Employee and Spring may, from time to time, agree (collectively, the "Spring Services" and, together with the PSI Services, the "Services"). In such capacity, Employee will have the authority to make personnel decisions (including hiring and dismissal) with respect to the employees of Spring.
During the Employment Period, in the performance of the Spring Services, Employee shall report to and be subject to the authority of the Board of Directors of Spring (the "Spring Board").
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          1.2.  (a)  Performance.  During the Employment Period, Employee will
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render the Services in conformity with professional standards and in a prudent and workmanlike manner. Employee shall promote the interests of the Company, Spring and PSI in carrying out Employee's duties and shall not deliberately take any action which could, or fail to take any action which failure could, reasonably be expected to have a material adverse effect upon the business of the Company, Spring, PSI or their respective affiliates.

          (b) Employee shall, to the same extent as officers of the Company's other subsidiaries, be indemnified from any and all liabilities (including reasonable attorney's fees and costs) incurred by reason of the fact that on and after the date hereof Employee is an employee of the Company; provided that such indemnity shall be pursuant to the Company's certificate of incorporation and bylaws. To the same extent as officers of the Company's other subsidiaries, Employee shall as an officer of PSI and Spring be covered by liability insurance against liabilities as to which Employee is permitted to be indemnified by the Company's, Spring's or PSI's, as the case may be, certificate of incorporation or bylaws.

          Section 2.  Term.  The initial term of employment of Employee by the
                      ----
Company hereunder shall commence upon the date of this Agreement (the "Commencement Date") and end on the fifth anniversary of the Commencement Date, unless extended on terms agreed upon between Employee and the Company (such term, as the same may be extended or terminated as set forth herein, being hereinafter referred to as the "Employment Period"). The Employment Period shall automatically be extended for succeeding one-year periods unless, at least 180 days prior to the expiration of the then current Employment Period, Employee gives notice to either PSI or Spring, as the case may be, or the PSI Board or Spring Board, as the case may be, gives notice to Employee, of such party's intention not to extend the Employment Period. If such notice is given as to either PSI or Spring, the Employment Period shall continue as to the other company pursuant to the terms of this Agreement; if such notice is given as to both PSI and Spring, the Employment Period shall terminate at the end of the then current Employment Period. The Employment Period may be earlier terminated pursuant to the provisions of this Agreement.

          Section 3.    Compensation.
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          3.1.  Salary.  As compensation for the Services, the Company shall pay
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to Employee an annual base salary of $250,000 during the first year of the
Employment Period and $375,000 during each of the remaining years of the Employment Period, payable in equal installments in accordance with the Company's normal payroll practices (the "Salary"). Each of the PSI Board and Spring Board shall annually review Employee's, and PSI's and Spring's performance, respectively, during the preceding year, and in their respective sole discretion, may award Employee a bonus for such preceding year and/or increase Employee's base salary for the then current year.

          3.2.  Employee Stock Options.  Employee shall be eligible to
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participate in the Company's 1996 Stock Option Plan on a basis comparable to senior executive officers of the Company. Grants to Employee pursuant to the 1996 Stock Option Plan shall be at the discretion of the administrator of the 1996 Stock Option Plan, and shall be consistent with the objectives of the plan and the Company's senior management compensation policies.

          3.3.  Reimbursement.  Pursuant to the Company's standard reimbursement
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policies, the Company shall reimburse Employee for all reasonable out-of-pocket expenses including, without limitation, all automobile expenses including cellular phone, insurance and

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maintenance, incurred by Employee directly related to the performance by
Employee of the Services. Employee shall account for such expenses in accordance with the Company's reasonable record-keeping requirements.

          Section 4. Employee Benefits.  During the Employment Period,
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Employee shall be eligible for the employee benefits (including, without limitation, medical coverage) generally provided by the Company to its senior management employees. The Company reserves the right to expand, restrict, designate or eliminate the benefits provided to Employee so long as such expansion, restriction, designation or elimination applies generally to all of the Company's senior management employees. Employee shall be entitled to vacations consistent with the Company's vacation policy for senior management employees.

          Section 5.  Non-Competition; Non-Disclosure.
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          5.1.  Clients.  Employee recognizes and acknowledges that, after the
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Commencement Date, (a) all clients and/or accounts serviced by the Company, PSI,
Spring or any other affiliates of the Company (collectively, "affiliates"), Employee or the Company's or its affiliates' other employees during Employee's employment with the Company, including all clients and/or accounts acquired due to Employee's efforts during the term of Employee's employment with the Company, are the clients and accounts of the Company or its affiliates, as the case may be (collectively, "Existing Accounts"), and (b) all businesses or individuals who (i) have been contacted by Employee, the Company, or any of its affiliates with a view toward having such business or entity retain the Company or any of its affiliates, to provide services or (ii) are known to Employee as a result of his employment with the Company are prospective clients and accounts of the Company, or its affiliates, as the case may be (collectively, "Prospective Accounts," and, with Existing Accounts, "Client Accounts").

          5.2.  Non-Disclosure.  (a)  Except as provided in this Section 5.2,
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Employee shall not, during or after the Employment Period, disclose any confidential or proprietary information of the Company or any of its affiliates to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than to the Company, its affiliates, or officers or employees thereof and then only in the normal course of business on a need to know basis after Employee has received assurances that the confidential or proprietary information shall be kept confidential), nor shall Employee make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Company, or its affiliates. As used herein, the term "confidential or proprietary information" means all information which is or becomes known to Employee and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists (including, without limitation, any list of Client Accounts or any part thereof), vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Employee or a person who received such information from Employee).

          (b) If Employee is requested or required by law or judicial order to disclose any confidential or proprietary information, Employee shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of Employee's compliance with the provisions of this

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clause. Employee will not oppose action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company will provide for the defense of matters arising under this provision.

          (c) Employee agrees that Employee will promptly and fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Employee shall, during the Employment Period, without charge to the Company, but at the expense of the Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Employee shall execute and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.

          5.3.  Restrictive Covenant.  Employee hereby acknowledges and
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recognizes Employee's possession of confidential or proprietary information and the highly competitive nature of the business of the Company and its affiliates and accordingly agrees that, in consideration of the Company causing the Purchase to be consummated, the Company's entering into this Agreement, and the premises contained herein, Employee will not, from and after the Commencement Date and for the period ending on the later of (a) five years after the date of this Agreement and (b) three years after the date of termination of the Employment Period, either individually or as an officer, director, employee, partner, agent or principal of another business firm (i) directly or indirectly engage in the United States in any competitive business (including seeking or accepting employment with a Client Account), (ii) assist others in engaging in any competitive business in the manner described in the foregoing clause (i),
(iii) solicit, professionally contract or provide medical billing, accounts receivable, accounting, financial or consulting services to any Client Account or (iv) induce employees of the Company, or any of its affiliates to terminate their employment with the Company or such affiliates or hire any employees of the Company or any of its respective affiliates to work with Employee or any business firm affiliated with Employee. After the termination of the Employment Period, the determination of what businesses are competitive with the Company or its affiliates shall be based upon the business of the Company and its affiliates on the date of termination of the Employment Period.

          5.4.  Remedies.  Employee acknowledges that the Company may elect to
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specifically enforce Section 5.1, 5.2 or 5.3 by injunctive or other equitable remedies (as provided in Section 8.4) or, in the alternative, seek damages as a result of Employee's breach of the agreements set forth in such section. Employee recognizes that the right to service each Client Account is a valuable asset of the Company and its affiliates and that the precise value of the loss of such asset may be difficult to measure in monetary sums.

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          Section 6. Termination.
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          6.1.  Death or Disability.  If the Employee should die during the
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Employment Period, the Employment Period shall terminate as of the date of death. If the Employee becomes unable to perform the Services reasonably satisfactorily for at least 180 consecutive days during the Employment Period due to a physical or mental disability, the Company may elect to terminate the Employment Period at any time thereafter, provided the Employee still suffers from such disability; and the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician reasonably acceptable to Employee and to the Company. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

          6.2.  Cause.  The Company, at its option, may terminate the Employment
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Period and all of the obligations of the Company hereunder for Cause.  For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to (A) a felony or (B) a fraudulent or deliberately dishonest act which results in a material adverse effect on the Company, (ii) the Employee's material breach of this Agreement or (iii) the Employee's gross negligence or bad faith in the performance of the Services.

          6.3.  Payments in the Event of Termination.  If the Employment Period
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is terminated or expires pursuant to Section 1 or Section 6, the Company shall pay the Employee any Salary earned to the date of such termination or expiration, as the case may be.

          6.4.  Termination Obligations.  Upon a termination of the Employment
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Period, all obligations of the Company with respect thereto shall terminate, except as specifically set forth in Section 6.3.

          Section 7.  Transition.  In the event of termination of the
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Employment Period, Employee shall use Employee's best efforts to assist the
Company in maintaining the Company's and its affiliates' professional relationship with all Client Accounts. To such end, Employee shall cooperate and assist the Company, at the Company's direction and instruction, to retain and transition each Client Account during the transition period between the receipt of notice of the termination of employment and the final day of employment.

          Section 8.  Miscellaneous.
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          8.1.  Assignment; Benefit.  This Agreement is personal in its nature
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and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets. PSI and Spring shall be third party beneficiaries of this Agreement with respect to Employee's provision of the PSI Services and the Spring Services, respectively.

          8.2.  Notices.  All notices, requests and other communications to any
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party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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If to the Company, at:

          Physician Support Systems, Inc.
          Route 230 and Eby-Chiques Road
          P.O. Box 36
          Mt. Joy, Pennsylvania 17552
          Telecopy:  717-653-0567
          Attention:  Peter W. Gilson
                      Hamilton F. Potter III

If to the Employee, at:

                         Hamid Mirafzali
                         505 E. Huron St. #804
                         Ann Arbor, MI 48104

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be deemed to have been given when received or, if given by mail, when delivered at the address specified in this
Section 8.2 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

          8.3.  Entire Agreement; Amendments and Waivers.  This Agreement
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represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations and prior agreements. No amendment, alteration, modification, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such amendment, alteration, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          8.4.  Specific Performance.  In the event of a breach or threatened
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breach by Employee of the provisions of Section 5, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Employee of the provisions of Section 5. Without limiting the generality of the foregoing, Employee acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of
Section 5, the Company's damages may exceed the value of the consideration received by Employee in the Purchase.

          8.5.  Enforceability.  It is the desire and intent of the parties
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hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          8.6.  Acknowledgment.  Employee acknowledges that Employee has read
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this Agreement and has been afforded the opportunity to discuss and review this
Agreement

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with the Company and/or an attorney of Employee's choice. Employee understands that execution of this Agreement and acceptance of its terms are conditions to the Company causing the Purchase to be consummated and to Employee's employment with the Company.

          8.7.  Headings.  Descriptive headings are for convenience only and
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shall not control or affect the meaning or construction of any provision of this
Agreement.

          8.8.  Counterparts.  This Agreement may be executed in any number of
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counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          8.9.  Previous Agreement Terminated.  The Employment Agreement,
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dated January 1, 1992, between Medical Billing Corporation of America, Inc., a predecessor of PSI, and Employee has terminated and is no longer of any force or effect.

          8.10.  GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY, AND
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CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN,
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first written above.


                                 PHYSICIAN SUPPORT SYSTEMS, INC.



                                 By:   /s/ Hamilton F. Potter III
                                     ----------------------------
                                    Name:  Hamilton F. Potter III
                                    Title: Executive Vice President



                                      /s/ Hamid Mirafzali
                                     ----------------------------
                                           Hamid Mirafzali

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